Exhibit 5.1

[Perkins Coie LLP Letterhead]

November 19, 2010

Image Entertainment, Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, California 91311

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.0001 per share, of Image Entertainment, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to up to 58,468,240 shares of common stock of Image Entertainment, Inc., par value $0.0001 per share (the "Shares"), of which up to 38,468,240 Shares may be issued under the Image Entertainment, Inc. 2010 Equity Incentive Award Plan (the "2010 Plan") and up to 20,000,000 shares may be issued under the Image Entertainment, Inc. 2011 Equity Incentive Plan (the "2011 Plan," which together with the 2010 Plan, are referred to herein as the "Plans").

We have examined the Registration Statement and such documents and records of Image Entertainment, Inc. as we have deemed necessary for the purpose of this opinion.  In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Image Entertainment, Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the issuance thereof by Image Entertainment, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/Perkins Coie LLP
PERKINS COIE LLP